UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12
SAFECO CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Call Down Plan
Safeco Insurance
For Execution April 23, 2008
Early morning local time

Safeco executives:
-	Please scan the attached spreadsheet for your assigned call downs
-	You have typically been assigned where you have a relationship with the top 100, HK Dent or National Advisory Council agents.

Field & Inside SalesPros:
-	Please scan for any HK Dent agents that have not been assigned, prioritize them first
-	Then proceed to divide the balance of the agents in your territory between the Inside and Field SalesPro to divide and conquer in an effort to reach out to those you can reach

Background info:
-
Each agent will have received an e-mail at approximately between 6 and 7 a.m. PT April 23 announcing the news and inviting them to an all Liberty Mutual and Safeco agent call to be held Thursday, April 24th  at noon PT/ 3 p.m. ET. .

o
The call will be hosted by Gary Gregg, president of Liberty Mutual and Paula Reynolds.You are invited to join by webcast: Click here. Enter Conference ID#: 920704. Then click "Go." No "Passcode" required.

Below are suggested speaking points for your use
-	As you are likely aware, Liberty Mutual and Safeco have entered into a definitive agreement to combine the respective companies
-	Liberty Mutual has a history of buying solid insurance brands and providing the additional resources needed to help them grow
-	Liberty’s management strategy is to allow each of its business units to operate independently and maintain separate sales, underwriting, actuarial and other operations
o	When the transaction is complete, Safeco will join the Liberty’s Agency Management group
-
Meanwhile, it’s business as usual at Safeco until the transaction closes and we work out the details of this arrangement. There is no change to our daily operations in any way. Safeco’s product lineup and our commitment to the independent agency channel have never been stronger.

-	This transaction will give the innovations we’re developing the larger national platform they need to achieve their full potential
-	You will benefit by having a greater product mix to offer customers
-	Moving forward
o	There is no change in our daily operations for Safeco, for you or for Liberty Mutual
o	Until the legal entities merge, we will compete with Liberty
o	If you are appointed with both and you would have quoted both in the past, there is no change today
o	All Safeco agent compensation, agreements, recognition (Conference of Champions) continue as usual
o	Should you have any questions, please let me know

FORWARD LOOKING STATEMENTS

This communication, and other statements that Safeco and Liberty Mutual may make, including statements about the benefits of Liberty Mutual's proposed acquisition of Safeco (the "Acquisition"), may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, with respect to Safeco's and Liberty Mutual’s anticipated financial performance, business prospects and plans, and similar matters.  Forward-looking statements are typically identified by words or phrases such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast," and other words and terms of similar meaning.

Safeco and Liberty Mutual caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and Safeco and Liberty  Mutual assume no duty to and do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. Readers are cautioned not to place undue reliance on these forward-looking statements. In addition to factors previously disclosed in Safeco's documents filed with or furnished to the Securities and Exchange Commission (the "SEC") and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the introduction, withdrawal, success and timing of business initiatives and strategies; the approval of publicly filed rate adjustments; and changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of our investment portfolio; the impact of increased competition; the impact of capital improvement projects; the impact of future acquisitions or divestitures; the unfavorable resolution of legal proceedings; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of governmental agencies relating to Safeco, Liberty Mutual and their business and operations; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries and Safeco, Liberty Mutual and their business and operations; the occurrence, geographic areas impacted and severity of earthquakes, hurricanes, tornadoes or other natural disasters; the ability to attract and retain highly talented professionals; the shareholders of Safeco may not approve the Acquisition at the special meeting of Safeco shareholders; Liberty Mutual and Safeco may be unable to obtain governmental and regulatory approvals required for the Acquisition, or required governmental and regulatory approvals may delay the Acquisition or result in the imposition of conditions that could cause the parties to abandon the Acquisition; Liberty Mutual and Safeco may be unable to complete the Acquisition because, among other reasons, conditions to the closing of the Acquisition may not be satisfied or waived; and the outcome of any legal proceedings to the extent initiated against Safeco, Liberty Mutual and others following the announcement of the Acquisition cannot be predicted.

Safeco's Annual Report on Form 10-K and Safeco's subsequent reports filed with the SEC, accessible on the SEC's website at http://www.sec.gov and on Safeco's website at http://www.safeco.com, discuss certain of these factors in more detail and identify additional factors that can affect forward-looking statements.  The information contained on our website is not a part of this communication.  For a further discussion of these and other risks and uncertainties affecting Liberty Mutual, see Liberty Mutual's website at www.libertymutual.com/investors.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Acquisition, Safeco intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A.  INVESTORS AND SECURITY HOLDERS OF SAFECO ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SAFECO, LIBERTY MUTUAL AND THE ACQUISITION.  The Schedule 14A, the preliminary proxy statement and other relevant materials (when they become available), and any other documents filed by Safeco with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to: Safeco Corporation, Safeco Plaza, 1001 4th Avenue, Seattle, Washington 98185, Attention:  Investor Relations.

PARTICIPANTS IN THE SOLICITATION

Safeco and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Safeco in connection with the Acquisition.  Information about the executive officers and directors of Safeco and their ownership of Safeco common stock is set forth in the proxy statement for Safeco's 2008 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2008, but which meeting has been postponed.  Investors and security holders may obtain additional information regarding the direct and indirect interests of Safeco and its executive officers and directors in the Acquisition by reading the Schedule 14A and the preliminary proxy statement regarding the Acquisition when it becomes available.

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